Exhibit 10.13

AMENDMENT

TO THE

CU BANCORP 2012 CHANGE IN CONTROL PLAN

This Amendment (this “Amendment”) to the CU Bancorp (the “Company”) 2007 Change in Control (the “Plan”) by the Board of Directors of CU Bancorp (the “Board”) is entered into and effective as of March 14, 2017 (the “Effective Date”).

WHEREAS, Section 1.7 of the Plan defines “Compensation” for purposes of determining the severance benefits payable under the Plan as the base salary in effect on the date of an Eligible Employee’s termination of employment plus the average annual bonus paid to such Eligible Employee in each of the previous two completed fiscal years;

WHEREAS the Company adopted its first MIP for the 2015 period and wishes to assure the consistency of the performance based bonuses under the MIP with the Change in Control Plan.

WHEREAS, the purpose of this Amendment is to formally incorporate the Committee’s interpretation, to assure that the language of the Plan reflects the Board’s understanding and intent and is clear as to the Board’s past and future intent with respect to the definition of “Compensation” for purposes of determining the severance payable to Eligible Employees.

NOW, THEREFORE, the Plan shall be amended as follows:

1. Section 1.7 of the Plan shall be deleted in its entirety and replaced with the following:

“1.7	“Compensation” shall mean the base salary in effect on the date of an Eligible Employee’s termination of employment plus the average of: (i) the Bonus paid or payable for the most recently completed full fiscal year performance period prior to the date of an Eligible Employee’s termination of Employment and (ii) the Bonus paid for the full fiscal year performance period completed immediately prior to the full fiscal year performance period described in subsection (i) above.

3. Governing Law. This Amendment shall be construed and enforced in accordance with the law of the State of California, without giving effect to the conflict of law principles thereof.

4. No Other Changes. Except as expressly modified hereby, the terms and conditions of the Plan shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Board has caused this Amendment to be executed by its duly authorized officer as of the Effective Date.

CU BANCORP

By:	/s/ DAVID I. RAINER
Name:	David I. Rainer
Title:	Chief Executive Officer

[Signature Page – Amendment to the CU Bancorp 2012 Change in Control Plan]